EXHIBIT 16


June 15, 1998

Securities and Exchange Commission
450 Fifth Street Northwest
Washington, D.C. 20548



Ladies and Gentlemen:

We have read and agree with the comments in Item 4 of the Form 8-K of U-Ship, Inc. dated June 15, 1998.

Very truly yours,


/s/    Arthur Andersen LLP
       Arthur Andersen LLP